Exhibit 99.1

Arcadia Biosciences (RKDA) Announces Strong Third Quarter 2022

Financial Results and Business Highlights

-- GoodWheatTM Pasta distribution doubles from Q2 --

-- Gross margins improve to 28% --

-- Streamlined operations focus on higher-margin brands --

DAVIS, Calif. (November 10, 2022) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, today released its financial and business results for the third quarter of 2022.

“We’ve made significant progress this year transitioning Arcadia to a leaner, more focused organization,” said Stan Jacot, president and CEO of Arcadia Biosciences. “And we continue to lay the groundwork for long-term growth and profitability as we execute on our three-year strategy, Project Greenfield.

“Our GoodWheatTM launch is outperforming expectations, having already reached our year-end goal of 1,000 stores, and acceptance continues to grow. And we’ve streamlined the business to focus on our higher-margin brands, which included divesting the Saavy Naturals brand and our manufacturing facility. As a result, we’ve more than doubled our margins quarter-over-quarter in Q3, validating our ability to grow the business while keeping costs under control.”

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	Favorable / (Unfavorable)		2022	2021	Favorable / (Unfavorable)
			$	%			$	%
Total revenues	1,878	2,376	(498)	(21)%	8,956	4,609	4,347	94%
Total operating expenses	6,458	11,089	4,631	42%	21,941	26,331	4,390	17%
Loss from operations	(4,580)	(8,713)	4,133	47%	(12,985)	(21,722)	8,737	40%
Net loss attributable to common stockholders	(2,867)	(2,175)	(692)	(32)%	(11,132)	(5,378)	(5,754)	(107)%

More detailed financial statements are included in the Form 8-K filed today, available in the Investors section of the company’s website under SEC Filings.

Revenues

In the third quarter of 2022, revenues were $1.9 million, compared to $2.4 million in the third quarter of 2021 – a $498,000 decrease driven primarily by lower body care and GLA revenue, partially offset by GoodWheat pasta sales. Revenues for the first nine months of 2022 were $9.0 million, compared to $4.6 million in the first nine months of 2021. The increase was driven by higher coconut water and body care products, along with GoodWheat pasta and grain sales.

Operating Expenses

In the third quarter of 2022, operating expenses were $6.5 million compared to $11.1 million in the third quarter of 2021, and the first nine months of 2022 operating expenses were $21.9 million compared to $26.3 million in the first nine months of 2021.

Cost of revenues in the third quarter of 2022 were $1.3 million, or $1.2 million lower than $2.5 million in the third quarter of 2021, primarily driven by lower revenues and lower inventory write-downs. Cost of revenues for the first nine months of 2022 were $8.3 million, or $3.3 million higher than $5.0 million in the first nine months of 2021, the result of higher revenues.

Research and development (R&D) spending decreased by $783,000 and $2.3 million for the three and nine months ended September 30, 2022, respectively, compared to the same periods in 2021, as a result of the company’s focus on commercialization, which has led to lower employee-related expenses and research-related activity costs.

Selling, general and administrative (SG&A) costs for the three and nine months ended September 30, 2022 were $1.5 million and $2.9 million lower than in the three and nine months ended September 30, 2021, respectively, primarily driven by lower employee expenses, lease expense and consulting fees. Acquisition fees recognized in 2021 were not present in 2022.

Net Income Attributable to Common Stockholders

Net loss attributable to common stockholders for the third quarter of 2022 was $2.9 million, or $0.12 per share, a $692,000 increase from the $2.2 million, or $0.10 per share, net loss for the third quarter of 2021. The loss from operations in the third quarter of 2022 was $4.1 million less than in the third quarter of 2021, primarily due to lower cost of revenues, SG&A expenses and impairment of property and equipment. This favorability was mostly offset by $2.9 million lower non-cash income from the change in the fair value of common stock warrant and option liabilities and the $1.1 million gain on extinguishment of a PPP loan in 2021 that was not applicable to 2022.

Net loss attributable to common stockholders for the first nine months of 2022 was $11.1 million, or $0.48 per share, a $5.7 million increase from the $5.4 million, or $0.26 per share, net loss for the first nine months of 2021. The loss from operations in third quarter year to date 2022 was $8.7 million less than third quarter year to date 2021, primarily due to lower SG&A expenses, R&D expenses and impairment of property and equipment, as well as the gain on sale of Verdeca in 2022. The remeasurement and sale of Bioceres stock in the first and second quarters of 2021 impacted net loss attributable to common stockholders significantly with a gain of $10.2 million in the first nine months of 2021. No such gain was recorded in 2022. In addition, the non-cash income of a change in fair value of common stock warrant and option liabilities was $2.7 million lower in the first nine months of 2022 compared to the same period in 2021, and 2021 included a gain on the extinguishment of a PPP loan in the amount of $1.1 million that was not applicable to 2021.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, November 10, to discuss third quarter financial results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In: +1-866-374-5140

International Dial-In: +1-404-400-0571

Passcode: 14010760

A live webcast of the conference call will be available on the “Investors” section of Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences (Nasdaq: RKDA) has been innovating crops to provide high-value, healthy ingredients to meet consumer demands for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products that make every body feel good, inside and out. The company’s food, beverage and body care products include GoodWheat™, Zola® coconut water, ProVault™ topical pain relief and SoulSpring™ bath and body care. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to the company’s growth, profitability, operating costs, financial success and commercialization of products. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ and affiliates’ ability to develop and sell commercial products incorporating its traits and to complete the regulatory review process for such products; consumer demand for its products; the company’s compliance with laws and regulations that impact the company’s business, including the sale of products containing CBD, and changes to such laws and regulations; the growth of the global wheat market; its ability to continue to make acquisitions and execute on divestitures in accordance with its business strategy or effectively manage the growth from acquisitions; the potential impact of COVID-19 on its business; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information that will be set forth in its Form 10-K for the year ended

December 31, 2021, and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

Arcadia Biosciences Contact:

T.J. Schaefer

ir@arcadiabio.com

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